Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Talmer Bancorp, Inc. on Amendment No. 1 to Form S-1 of our report dated April 22, 2013, with respect to the consolidated financial statements of First Place Bank as of and for the years ended December 31, 2012 and 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Baker Tilly Virchow Krause LLP

Southfield, Michigan

January 21, 2014